GREIF BROS. CORPORATION
                         621 PENNSYLVANIA AVENUE
                          DELAWARE, OHIO  43015


                NOTICE OF SPECIAL MEETING OF STOCKHOLDERS



To The Stockholders of
GREIF BROS. CORPORATION:

           Notice is hereby given that pursuant to a Resolution of the Board of Directors, a special meeting of the stockholders of Greif Bros. Corporation will be held at the principal office of the Company, 1209 Orange Street, Wilmington, Delaware, on the 27th day of February, 1995, at 4:00 o'clock P.M., E.S.T., for the purpose of considering and acting upon a proposed two-for-one stock split of both Class A Common and Class B Common shares, by a proposed amendment to the Certificate of Incorporation of said Company as set forth in a copy of the Resolution of the Board of Directors which appears on pages 10 through 12 of the accompanying proxy statement and made a part of this notice.

           Only stockholders of record at the close of business on February 6, 1995, will be entitled to vote.

           Since a majority of the outstanding stock of each class, voting separately, is required for the proposed stock split, it is important that your shares be represented at the special meeting. Therefore, although you may presently plan to attend this special meeting, we hope that you will sign the enclosed form of proxy and return it promptly in the enclosed envelope. This will not limit your right to vote in person at the special meeting.


                                    J. P. Conroy
                                    Secretary

January 27, 1995



                        GREIF BROS. CORPORATION
           PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON FEBRUARY 27, 1995


To the Stockholders of Greif Bros. Corporation:

           1. At the special meeting to be held on February 27, 1995, at 4:00 P.M., E.S.T., consideration will be given for the adoption of a proposed amendment to the Certificate of Incorporation. This proxy statement and proxy form is first sent to the Class A and Class B shareholders on January 27, 1995.

                         The Proposed Amendment

           A Two-For-One Stock Split of both Class A Common Stock and Class B Common Stock, Majority Vote of Outstanding Class A Common Shares and Class B Common Shares, Voting Separately by Classes, Required for Adoption.

           The Amendment to the Fourth Article of the Certificate of Incorporation as proposed by the Board of Directors, if adopted, will split both of the present classes of common stock, Class A Common and Class B Common, on a basis of 2 new shares for each of the present shares. The actual wording of the proposed amendment to be submitted appears in the Resolution of the Board of Directors, printed on pages 10 through 12 of this report and is made a part of the Proxy Statement by reference.

           In brief, the amendment which will be submitted separately to each class of shareholders provides for a two-for-one split of the Class A and Class B Common Stock, without in any other way affecting the rights of the shareholders of each class, or the relation between the classes. If the amendment receives a majority of the votes of the issued and outstanding shares of both classes of common stock, voting separately, then the amendment will be declared adopted and recorded as required by Delaware law.

           Abstentions and failure to receive proxies from brokerage holders will not be counted toward the necessary number of votes. The votes will be counted by the inspectors of election, appointed at the meeting by the Chairman, who are expected to be employees of The Corporation Trust Company, Wilmington, Delaware.

           The effect of the amendment, if adopted, will be that each Class A shareholder will have two shares of Class A Common Stock for each share of Class A stock formerly held, and that each Class B shareholder will have two shares of Class B Common Stock for each share of Class B stock formerly held. However, each of the shares will have precisely one-half of the rights in dividends and in liquidation that each share formerly had.

           The effect of the amendment will be to leave each shareholder of either class in precisely the same position as before the amendment, and to leave the relation between the two classes of shareholders identical with that before the amendment. It may be said in summary that the change produced by the amendment, although desirable, is only a change of form.

                      Reason for Proposed Amendment
                    Increased Marketability of Shares

           In the opinion of the Board of Directors, the adoption of the proposed amendment will tend to broaden the marketability of the Corporation's stock, by increasing the number of shares outstanding, which will necessarily lower the price per share.

           Increased marketability, it is believed, will enhance the possibility of utilizing corporate stock in future acquisitions, or in raising additional capital through equity financing. There are presently, however, no specific plans calling for any such utilization.

           Shareholders should recognize that, in any transfer of shares involving brokerage commissions, a transfer either by sale or purchase will represent a transfer of a double number of shares than would have existed prior to the adoption of the amendment. As a consequence, it is extremely likely that the brokerage commissions would be somewhat higher, but inasmuch as all brokers' commissions presently are subject to negotiation, it is not possible to make a definitive statement as to how much these additional costs would amount to in any particular instance.

           Number of Outstanding Securities Entitled to Vote:
                   Class A Common --- 5,436,586 Shares
                   Class B Common --- 6,652,274 Shares

           There are outstanding, as of the 6th day of February, 1995, 5,436,586 shares of Class A Common Stock without par value, excluding 5,133,894 treasury shares. The affirmative vote of a majority in interest of all the outstanding shares of the Class A Common Stock is required under the law of Delaware for the adoption of any proposed amendment (such as the proposed amendment) to the Certificate of Incorporation which would alter or change the preferences, special rights or powers given to Class A Common Stock by the Certificate of Incorporation so as to affect such class of stock adversely, or which would increase or decrease the amount of the authorized stock of such class, or would increase or decrease the par value thereof.
Each share of Class A Common Stock is therefore entitled by law to cast one vote on the proposed amendment, which may be given in person or by proxy authorized in writing.

           The outstanding Class B Common Stock without par value of the Company, excluding 1,987,726 treasury shares, consisted of 6,652,274 shares on the 6th day of February, 1995. Each outstanding share is entitled to one vote upon the proposed amendment, which may be given in person or by proxy authorized in writing.

           In summary, both classes of stock will vote separately on the proposed amendment, with an affirmative majority of both classes needed for adoption.

                      Record Date February 6, 1995
                          No Preemptive Rights

           Only shareholders of record as of the Close of business on February 6, 1995 will be entitled to vote. Treasury shares will not be voted. Those shareholders who become shareholders of record between the date of this proxy statement and February 6, 1995 will be mailed a copy of the notice of the meeting, the proxy statement and the proxy form as soon as their names become known to the Corporation.

           Stockholders of the Corporation do not have preemptive rights to subscribe to any shares issued by the Corporation.

   Effect upon Capital Structure of Passage of the Proposed Amendment

           The following tabulation shows the effect upon the Corporation's capital structure of the adoption of the proposed amendment.

                 Capital Stock as Presently Constituted
                        before Proposed Amendment

                      Class A               Class B
                      Common Stock          Common Stock
Authorized            16,000,000 shares     8,640,000 shares
Issued                10,570,480 shares     8,640,000 shares
In Treasury            5,133,894 shares     1,987,726 shares
Issued and
  Outstanding
  (Excluding
  Treasury
  Shares)              5,436,586 shares     6,652,274 shares

                Capital Stock as It would be Constituted
                  if the Proposed Amendment is Adopted

                      Class A              Class B
                      Common Stock         Common Stock
Authorized            32,000,000 shares    17,280,000 shares
Issued                21,140,960 shares    17,280,000 shares
In Treasury           10,267,788 shares     3,975,452 shares
Issued and
  Outstanding
  (Excluding
  Treasury
  Shares)             10,873,172 shares    13,304,548 shares

           Under the governing rules of the Corporation, the issuance, at any time, of any authorized but unissued shares of either class of common stock of the Corporation rests in the sole discretion of the Board of Directors and requires no further shareholder action. There are presently 5,429,520 authorized but unissued shares of Class A Common Stock, which, after the adoption of the proposed amendment, will number 10,859,040. There are, and will be, after the adoption of the proposed amendment, no authorized but unissued Class B Common Shares.

           The Board of Directors also has full discretion, without shareholder action, in the disposition of any Class A or Class B Common Stock held in the treasury.

           It is the intention of the Corporation to seek a listing of the new Class A Common Shares upon the Chicago Stock Exchange where the present Class A Common Shares are now listed.

                   Delaware Law Provides no Appraisal
                   Rights for Dissenting Shareholders

           Shareholders dissenting from the adoption of the proposed amendment have no appraisal rights under the statutes of Delaware.

               Holders of More than 5% of the Outstanding
      Class A Common and Class B Common Shares of the Corporation

           Following is a tabulation of the holders, known to the Corporation, of 5% or more of the outstanding Class A Common Shares, of record (and presumably beneficially):

Title of                                  Amount Beneficially  Percent of Class
Class of Stock  Name and Address          Owned                Outstanding
Class "A"       Cede & Co.*               4,276,691            78.7%

Class "A"       Gamco Investors, Inc.     1,184,675            21.8%
                One Corporate Center
                Rye, New York

Class "A"       Pioneer Fund                600,000            11.0%
                60 State Street
                Boston, Massachusetts

Class "A"       Societe Generale Asset      279,300             5.1%
                   Management Corp.
                50 Rockefeller Plaza
                New York, New York

*Understood to be a nominee for others.

           Following is a tabulation of the holders, known to the Corporation, of 5% or more of the outstanding Class B Common Shares, either of record or beneficially.

Title of                                  Amount Beneficially  Percent of Class
Class of Stock  Name and Address          Owned                Outstanding
Class "B"       Naomi C. Dempsey          3,021,618            45.4%
                782 W. Orange Road
                Delaware, Ohio

Class "B"       John C. Dempsey**         1,071,520            16.1%
                621 Pennsylvania Avenue
                Delaware, Ohio

Class "B"       Macauley & Company        1,200,000            18.0%
                161 Cherry Street
                New Canaan, Connecticut

**831,520 or 12.5% of these shares are held by Naomi C. Dempsey as successor trustee in the Naomi A. Coyle Trust.

           The following ownership of each class of equity securities existed as of January 27, 1995 for each director and highest paid officers:

Title of                                  Amount Beneficially  Percent of Class
Class of Stock  Name                      Owned                Outstanding
Class "A"       Charles R. Chandler             200                 0%

Class "A"       Paul H. DeCoster                200                 0%

Class "A"       Michael J. Gasser                 0                 0%

Class "A"       Allan Hull                        0                 0%

Class "A"       Robert C. Macauley                0                 0%

Class "A"       J Maurice Struchen                0                 0%

Class "A"       John P. Berg                  5,500              0.09%

Class "A"       Ralph A. Kelley                   0                 0%

Class "B"       Charles R. Chandler           2,000              0.03%

Class "B"       Paul H. DeCoster                  0                 0%

Class "B"       Michael J. Gasser             5,899              0.09%

Class "B"       Allan Hull                   74,800              1.12%

Class "B"       Robert C. Macauley        1,200,000             18.04%

Class "B"       J Maurice Struchen            1,000              0.02%

Class "B"       John P. Berg                      0                 0%

Class "B"       Ralph A. Kelley                 500              0.01%

           The following ownership of each class of equity securities existed as of January 27, 1995 for all officers and directors:

Title of                                  Amount Beneficially  Percent of Class
Class of Stock                            Owned                Outstanding
Class "A"                                    10,172              0.19%
Class "B"                                 1,350,785             20.30%

                Financial Statements Deemed Unnecessary
            for Decision as to Vote on the Proposed Amendment

           Because the effect of the proposed amendment will be to leave each shareholder of either class in the same economic position as before, it is deemed unnecessary, from the standpoint of the exercise of prudent judgment, to furnish financial statements with this proxy statement. However, financial statements of the Company are on file with the Securities and Exchange Commission and with the Chicago Stock Exchange. There are no dividends in arrears on any share, nor is any security of the Company in default in principal or interest.

           The Corporation's most recent 10-K report to the Securities and Exchange Commission contains financial data and also lists and contains information relating to officers and directors of the Corporation. This report is available from the Corporation on request from any shareholder of record. Written requests should be directed to Secretary, Greif Bros. Corporation, 621 Pennsylvania Avenue, Delaware, Ohio 43015.

                    Proxies Solicited by Management;
              Proxies Revocable; Cost of Solicitation to be
                          Borne by Corporation

           The proxy enclosed with this statement is solicited by and on behalf of the management of Greif Bros. Corporation. A person giving the proxy has the power to revoke it.

           The expense for soliciting proxies for this special meeting of the stockholders is to be paid by the treasurer out of the funds of the Corporation. Solicitations of proxies also may be made by personal calls upon or telephone or telegraphic communications with shareholders, or their representatives, by not more than five officers or regular employees of the Company who will receive no compensation therefor other than their regular salaries. Corporation Investors Communications, Inc., 111 Commerce Road, Carlstadt, New Jersey may later be asked to aid in further solicitation of proxies, if such appears desirable. No arrangement for such solicitation assistance has yet been made.

                     Possible Adjournment of Meeting

           In the event insufficient proxies have been received by the scheduled time of the meeting to provide a majority of votes of the outstanding shares of either class, the meeting may be adjourned pending the receipt of additional proxies.

                 Change of Control During Company's Last
                          Complete Fiscal Year

           During the Company's last fiscal year ended October 31, 1994, the control of the Company changed from John C. Dempsey to Naomi C. Dempsey due to the circumstances described below. On June 10, 1994 a current report on Form 8-K relating to this change was mailed to the Securities and Exchange Commission and to all shareholders of record.

           Until approximately June, 1994, Mr. Dempsey had exercised complete voting control of the Company, primarily through voting trusts from many stockholders holding beneficial ownership of the Company's Class B Common Stock, as well as shares held by him as trustee under a trust established in 1944 by Naomi A. Coyle. The percentage of voting securities beneficially owned by Naomi C. Dempsey is stated elsewhere in this proxy statement.

           As a result of a progressive illness, Mr. Dempsey became unable to continue to act in a trustee capacity and, as a consequence, voting control of the Company passed to Naomi C. Dempsey, 782 W. Orange Road, Delaware, Ohio 43015, the beneficial owner of 3,021,618 shares of the Class B Common Stock, and successor trustee to Mr. Dempsey of the 831,520 Class B shares held in the Naomi A. Coyle Trust.

           There are presently 6,652,274 Class B Common Shares outstanding. The Class B Common shares are normally the only shares entitled to vote.

         No Other Matters to be Submitted to the Special Meeting

           The management knows of no matters to be presented at the aforesaid special meeting other than the amendment proposed above.


                                    J. P. Conroy
                                    Secretary

January 27, 1995



                                 RESOLUTION


           Resolved, that it is deemed advisable in the judgment of the Board of Directors of Greif Bros. Corporation, to amend the Certificate of Incorporation for the purpose of dividing the Common Stock of the Corporation of both classes in the ratio of two to one without otherwise affecting the rights of any Class A or Class B shareholder, and for that purpose it is necessary to increase the authorized capital stock of both classes and to amend the Fourth Article of the Certificate of Incorporation to read as follows:

           Fourth: The total number of authorized shares of the capital stock of this Corporation is forty-nine million, two hundred eighty thousand (49,280,000), divided into two classes namely: Class A Common Stock and Class B Common Stock, all of which shall be without nominal or par value. The total number of shares of such Class A Common Stock authorized is thirty-two million (32,000,000) shares, without nominal or par value. The total number of shares of such Class B Common Stock authorized is seventeen million, two hundred eighty thousand (17,280,000) shares, without nominal or par value. The description of said classes of stock and the designations preferences and restrictions, if any, and the voting powers or restrictions or qualifications thereof, of such Class A Common Stock and Class B Common Stock, are as follows:

           The Class A Common Stock shall be entitled to receive, in each and every year cumulative dividends at the rate of One (1) Cent per share per annum, payable quarterly on the first day of January, the first day of April, the first day of July and the first day of October in each and every year, before any dividend, whether in cash, property, stock or otherwise shall be declared, set apart for payment or paid upon the Class B Common Stock. Such dividends upon the Class A Common Stock shall be cumulative from and after the date of original issue thereof.

           In any year, after the full dividend at the rate of One (1) Cent per share for such year and any and all arrearages thereof for preceding years shall have been declared and paid to, or set apart for the Class A Common Stock, the Class B Common Stock shall be entitled to receive noncumulative dividends up to the amount of One Half (1/2) Cent per share, provided, however, and upon the condition that the surplus or net profits of the Corporation, after the payment of any such dividends to the Class B Common Stock, shall be at least equal to the sum required for payment in full of the aforesaid cumulative dividends on the Class A Common Stock for one (1) year.

           Out of any further distribution of surplus or net profits by way of dividend in any year in excess of the aforesaid dividends upon the Class A Common Stock and upon the Class B Common Stock, the Class A Common Stock and the Class B Common Stock shall be entitled to share in such further distribution in the proportion of One (1) Cent per share for said Class A Common Stock to One and One-Half (1-1/2) Cents per share for said Class B Common Stock.

           Dividends upon either class of stock shall be payable only out of the surplus or net profits of the Corporation as determined by the Board of Directors and only as and when declared by the Board of Directors, but may, in any year, be paid out of such surplus or net profits whether arising during the same year or accrued during prior years.

           In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily, the Class A Common Stock shall be entitled, out of the assets of the Corporation, to be paid cumulative dividends accrued thereon and Fifteen and Five-Eighth Cents ($.15625) for each share of such Class A Common Stock before any distribution or payment shall be made to the Class B Common Stock, and after such payment in full to the Class A Common Stock, as aforesaid, the Class B Common Stock shall be entitled to be paid the sum of Fifteen and Five-Eighth Cents ($.15625) for each share of Class B Common Stock; and after such payment in full to the Class A Common Stock, and the sum of Fifteen and Five-Eighth Cents ($.15625) per share to the Class B Common Stock, as aforesaid, any remaining assets to be distributed shall be distributed to the Class A Common Stock and the Class B Common Stock, share and share alike.

           The Class A Common Stock shall have no voting power nor shall it be entitled to notice of meetings of the stockholders, all rights to vote and all voting power being vested exclusively in the Class B Common Stock. If, at any time, however, and whenever four (4) quarterly cumulative dividends upon the Class A Common Stock shall be in default or unpaid in whole or in part, the Class A Common Stock shall have the same voting power as the Class B Common Stock, to-wit: One (1) vote for each share of stock, and shall be entitled to receive notices of meetings of shareholders; and such voting power shall so continue to vest in the Class A Common Stock until all arrears in the payment of cumulative dividends upon the Class A Common Stock shall have been paid and the dividends thereon for the current dividend shall have been declared and the funds for the payment thereof set aside. However, if and when thereafter the defaulted dividends shall be paid in full and provisions made for the current dividend as herein provided (and such payments shall be made as promptly as shall be consistent with the best interest of the Corporation) the Class A Common Stock shall be divested of such voting power and the voting power shall then revest exclusively in the Class B Common Stock; but subject always to the same provisions for the vesting of such voting power in the Class A Common Stock in case of any similar default or defaults in the payment of four (4) quarterly cumulative dividends upon the Class A Common Stock and the revesting of such entire voting power in the Class B Common Stock in the event that such default or defaults shall be cured as above provided.

           Such Class A Common Stock and Class B Common Stock may be issued by the Corporation from time to time for such consideration as may be fixed from time to time by the Board of Directors thereof.

           Upon this amendment becoming effective, each holder of shares of Common Stock of either class, previously issued and outstanding, shall become the holder of two shares of Common Stock of the same class, with rights as set forth in this Amended Fourth Article, in place and instead of each share of Common Stock previously held by such holder.

           This Amendment to the Fourth Article shall not in any way reduce the aggregate capital of the Corporation.

           Be it further resolved that the foregoing Amendment to the Certificate of Incorporation is hereby approved and shall be submitted to the vote of the shareholders of the Corporation at a special meeting to be held at the offices of the Corporation at 1209 Orange Street, Wilmington, Delaware, at 4:00 o'clock P.M., E.S.T., on the 27th day of February, 1995, that such meeting be called by the Chairman of the Board; that notice of such meeting be sent in accordance with the Certificate of Incorporation and the By-Laws of this Corporation to each registered holder of the capital stock of this Corporation, both of Class A and Class B Common Stock, as of the close of business on February 6, 1995, which shall be the record date for shareholders entitled to vote at said meeting; and that at such meeting the foregoing Amendment to the Articles be presented separately to the holders of the Class A Common Stock and to the holders of the Class B Common Stock for their vote of approval or rejection, and be considered adopted when it has received a vote of approval from the holders of a majority of the shares of the Common Stock of each class.



                                                          Proxy No.   0001

                              CLASS A PROXY
                     PROXY SOLICITED BY MANAGEMENT
   FOR THE SPECIAL MEETING OF STOCKHOLDERS OF GREIF BROS. CORPORATION
                      CALLED FOR FEBRUARY 27, 1995
             This Proxy is Solicited on Behalf of Management


           The undersigned, being the record holder of Class A Common Stock and having received the Notice of Meeting and Proxy Statement dated February 6, 1995, appoints Charles R. Chandler, Paul H. DeCoster, Michael J. Gasser, Allan Hull, Robert C. Macauley and J Maurice Struchen and each or any of them as proxies, with full power of substitution, to represent the undersigned to vote all shares of Class A Common Stock of Greif Bros. Corporation, which the undersigned is entitled to vote at the special meeting of the Stockholders of the Corporation to be held at 1209 Orange Street, Wilmington, Delaware, at 4:00 o'clock P.M., E.S.T., on February 27, 1995, and at any adjournment thereof; as follows:

           Adoption of the Proposed Amendment to Article Fourth of the Certificate of Incorporation, Splitting Both Class A Common and Class B Common Stock Two-for-One.

                              FOR                      AGAINST
           (The Management urges you to vote for the amendment.)

           Record Holder             Number of Class A Shares Held







Dated                      , 1995






           Please date and sign proxy exactly as your name appears above, joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.




                                                          Proxy No.   0001

                              CLASS B PROXY
                     PROXY SOLICITED BY MANAGEMENT
   FOR THE SPECIAL MEETING OF STOCKHOLDERS OF GREIF BROS. CORPORATION
                      CALLED FOR FEBRUARY 27, 1995
             This Proxy is Solicited on Behalf of Management


           The undersigned, being the record holder of Class B Common Stock and having received the Notice of Meeting and Proxy Statement dated February 6, 1995, appoints Charles R. Chandler, Paul H. DeCoster, Michael J. Gasser, Allan Hull, Robert C. Macauley and J Maurice Struchen and each or any of them as proxies, with full power of substitution, to represent the undersigned to vote all shares of Class B Common Stock of Greif Bros. Corporation, which the undersigned is entitled to vote at the special meeting of the Stockholders of the Corporation to be held at 1209 Orange Street, Wilmington, Delaware, at 4:00 o'clock P.M., E.S.T., on February 27, 1995, and at any adjournment thereof; as follows:

           Adoption of the Proposed Amendment to Article Fourth of the Certificate of Incorporation, Splitting Both Class A Common and Class B Common Stock Two-for-One.

                              FOR                      AGAINST
           (The Management urges you to vote for the amendment.)

           Record Holder             Number of Class B Shares Held







Dated                      , 1995






           Please date and sign proxy exactly as your name appears above, joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.